UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2007

FOREFRONT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-29707	65-0910697
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

835 Bill Jones Industrial Drive Springfield, Tennessee	37172
(Address of principal executive offices)	(Zip Code)

(615) 384-1286

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry of a Material Definitive Agreement.

Financing by Stanford International Bank Ltd.

Effective April 5, 2007, Forefront Holdings, Inc. (“Forefront”) delivered a Demand Promissory Note in the principal amount of $1,900,000 (the “Note”) in favor of Stanford International Bank Ltd., our principal stockholder (“Stanford”). The Note is due upon demand, together with interest on the unpaid principal balance advanced to ForeFront, at the rate of eight percent per year, compounding on the basis of a 360-day year. Upon execution of the Note, Stanford advanced ForeFront $650,000. Future advances under the Note will be made by Stanford to ForeFront as follows: $650,000 on or about April 10, 2007 and $600,000 on or about April 12, 2007. The proceeds received by ForeFront are expected to be used for general working capital purposes. The Note is subordinate in right of payment to ForeFront’s obligations to FCC, LLC, pursuant to a Guaranty, dated October 15, 2004.

A copy of the Note is filed herewith as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is hereby made to the Note executed by ForeFront in favor of Stanford as described in Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1 Demand Promissory Note, in the principal amount of $1,900,000, issued by ForeFront in favor of Stanford, dated April 5, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ForeFront Holdings, Inc.

Dated: April 11, 2007	By:	/s/ Michael S. Hedge
Michael S. Hedge
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10. 1	Demand Promissory Note, in the principal amount of $1,900,000, issued by ForeFront in favor of Stanford, dated April 5, 2007.

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